Exhibit 10.3

OMNIBUS AMENDMENT AND CONSENT

This Omnibus Amendment and Consent (this “Agreement”) dated effective as of December 31, 2006 (the “Effective Date”) is among Diamondback Energy Services LLC, a Delaware limited liability company (the “Existing Borrower”), certain subsidiaries of the Existing Borrower (the “Guarantors”), the lenders party to the Credit Agreement described below (the “Lenders”), and Fortis Capital Corp., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”) and as issuing bank (in such capacity, the “Issuing Bank”).

RECITALS

A. Reference is made to the Credit Agreement dated as of August 30, 2006 among the Existing Borrower, the Guarantors, the Lenders, the Administrative Agent and the Issuing Bank (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B. Effective as of the Effective Date, the Existing Borrower will transfer to Diamondback Holdings, LLC, a newly formed Delaware limited liability company and wholly-owned Subsidiary of the Existing Borrower (the “New Borrower”), all of the Equity Interests in each of its Subsidiaries (other than Taylor Rig, L.L.C., an Oklahoma limited liability company, Diamondback-Special LLC, an Oklahoma limited liability company, and Athena Construction, L.L.C., a Louisiana limited liability company (each a “Released Guarantor” and collectively, the “Released Guarantors”)) in exchange for all of the Equity Interests in the New Borrower and the assumption by the New Borrower of the Obligations under the Credit Agreement (the “Permitted Transfer and Assumption”). Prior to the IPO Completion Date (as defined in the Credit Agreement), the New Borrower will merge with and into a newly formed wholly-owned Subsidiary, Diamondback Energy Services, Inc., a Delaware corporation (the “Merger Sub”), with the Merger Sub as the surviving entity (the “Merger”). Upon the consummation of the Merger, Merger Sub will become the ultimate Borrower under the Credit Agreement in accordance with Section 6.03(a)(iii) of the Credit Agreement.

C. The parties hereto wish to enter into this Agreement to (i) permit the New Borrower to assume the Existing Borrower’s obligations under the Credit Agreement and the other Loan Documents, as the successor to the Existing Borrower, (ii) release the Released Guarantors from their obligations under Article VIII of the Credit Agreement and the Security Documents and (iii) to amend certain terms and provisions of the Loan Documents as set forth herein.

THEREFORE, the Existing Borrower, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

Section 1.2 Other Definitional Provisions. The words “hereby”, “herein”, “hereinafter”, “hereof”, “hereto” and “hereunder” when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.

RELEASE OF CERTAIN GUARANTORS AND CONSENT

Section 2.1 Release of Certain Guarantors

(a) Effective as of the Effective Date, the Secured Parties hereby (i) release and discharge each Released Guarantor from all present and future obligations and liabilities under the Credit Agreement, (ii) release and forever discharge any and all security interests, liens, mortgages, pledges, encumbrances, assignments and all other rights and interests that they may have in any of the property of any Released Guarantor pursuant to the Security Agreement, the Pledge Agreement or any other Security Document and (iii) grant, assign, deliver and release unto, and cause to re-vest in, each Released Guarantor any and all rights and interests that they have or may have in any property of such Released Guarantor pursuant to the Security Agreement, the Pledge Agreement or any other Security Document.

(b) Notwithstanding the foregoing, the release provided for in this Section shall be a release of the Released Guarantors only, and nothing herein shall be construed to be a release of any other obligations of any Loan Party under any Loan Document to, or for the benefit of the Administrative Agent or the Secured Parties. Furthermore, nothing herein shall be deemed or construed to in any manner release, amend, alter, or modify any Loan Document or any right, title, lien, equity, or interest of the Administrative Agent or any Secured Party, insofar as they cover or affect any property or interest other than the property of the Released Guarantors.

Section 2.2 Consent to Permitted Transfer and Assumption.

(a) The Administrative Agent and the Lenders hereby consent to the Permitted Transfer and Assumption and agree that the Permitted Transfer and Assumption shall not constitute a Default or Event of Default under Section 7.01(c) of the Credit Agreement (as a result of a violation of Section 6.04 of the Credit Agreement) or Section 7.01(j) of the Credit Agreement; provided that, this Section shall not become effective until the conditions precedent in Article IV hereof have been met.

(b) The express consent set forth above is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein. The Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future Defaults with respect to the Credit Agreement or any other provision of any Loan Document.

ARTICLE III.

AMENDMENTS

Section 3.1 Omnibus Amendments. As of the Effective Date,

(a) For all purposes under the Loan Documents, the New Borrower shall become the “Borrower” under the Credit Agreement.

(b) For all purposes under the Loan Documents, the Released Guarantors shall no longer be (i) “Guarantors” under the Credit Agreement, (ii) “Grantors” under the Security Agreement or (iii) “Pledgors” under the Pledge Agreement.

Section 3.2 Specific Amendments to the Credit Agreement. As of the Effective Date,

(a) The definition of “Borrowing Base” in Section 1.01 of the Credit Agreement is hereby amended by deleting paragraphs (f) and (g) in their entirety.

(b) The definition of “Purchased Post-Acquisition Equipment” in Section 1.01 of the Credit Agreement is hereby amended by replacing the phrase “, the Acquired Tangible Assets and Self-Manufactured Post-Acquisition Equipment” in its entirety with the phrase “and the Acquired Tangible Assets”.

(c) The definition of “Self-Manufactured Post-Acquisition Equipment” in Section 1.01 of the Credit Agreement is hereby deleted in its entirety.

(d) Section 6.03(a)(iii) of the Credit Agreement is hereby amended by replacing the phrase “and any necessary conforming amendments to the Loan Documents” in its entirety with the phrase “, any necessary conforming amendments to the Loan Documents, Security Documents reasonably requested by the Administrative Agent to secure the Obligations, documents of the types referred to in clauses Section 3.01(a)(vii), (viii), (ix) and (x), favorable opinions of counsel to the Borrower and such other documents, governmental certificates and agreements as the Administrative Agent or any Lender may reasonably request”.

(e) Section 6.15(c) of the Credit Agreement is hereby amended by (i) replacing the phrase “Tangible Net Worth as of the Closing Date” with the phrase “Tangible Net Worth as of December 31, 2006” and (ii) replacing the phrase “ending after the Closing Date” with the phrase “ending after December 31, 2006”.

(f) Section 6.15(d) of the Credit Agreement is hereby amended by replacing the phrase “(ii) $12,500,000 for the fiscal quarter ending December 31, 2006 and (iii)

$15,000,000 for each fiscal quarter ending thereafter” in its entirety with the phrase “(ii) $12,500,000 for the fiscal quarter ending December 31, 2006, (iii) $12,000,000 for the fiscal quarter ending March 31, 2007 and (iv) $15,000,000 for each fiscal quarter ending thereafter”.

(g) Exhibit B to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit B attached to this Agreement.

(h) Exhibit C to the Credit Agreement is hereby deleted and replaced in its entirety with Exhibit C attached to this Agreement.

ARTICLE IV.

CONDITIONS PRECEDENT

This Agreement shall become effective as of the Effective Date and enforceable against the parties hereto, and the Credit Agreement and other Loan Documents shall be amended as provided herein upon the occurrence of the following conditions precedent:

Section 4.1 Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Issuing Bank and the Lenders:

(a) this Agreement;

(b) an assumption agreement among the Existing Borrower, the New Borrower and the Administrative Agent pursuant to which the New Borrower shall assume the Obligations of the Existing Borrower under the Credit Agreement and the other Loan Documents;

(c) a Note executed by the New Borrower payable to the order of each Lender in the amount of its Revolving Commitment, if requested;

(d) any Security Documents reasonably requested by the Administrative Agent to secure the Obligations together with UCC-1 financing statements and/or UCC-3 financing statement amendments, stock certificates and stock powers executed in blank, if applicable, and any other documents, agreements or instruments necessary to create an Acceptable Security Interest in the Collateral;

(e) documents of the types referred to in clauses Section 3.01(a)(vii), (viii), (ix) and (x) of the Credit Agreement with respect to the New Borrower;

(f) favorable opinions of counsel to the Loan Parties, as the Administrative Agent may request;

(g) a certificate from a Financial Officer of the New Borrower dated as of the Effective Date addressed to the Administrative Agent and each of the Lenders regarding the matters set forth in Section 4.20 of the Credit Agreement;

(h) a copy of, or a certificate as to coverage under, the insurance policies required by Section 5.04 of the Credit Agreement and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a customary lender’s loss payable endorsement and to name the Administrative Agent as an additional insured;

(i) copies of the Transfer Documents (as defined below) certified by a Responsible Officer of the New Borrower as being true and correct copies thereof; and

(j) such other documents, governmental certificates and agreements as the Administrative Agent or any Lender may reasonably request.

Section 4.2 Transfer Documents.

(a) The terms and conditions of the agreements, instruments and documents entered into by the New Borrower, the Existing Borrower and the Guarantors in connection with the Permitted Transfer and Assumption (the “Transfer Documents”) shall be in form and substance satisfactory to the Administrative Agent and the Lenders.

(b) Except as otherwise disclosed in writing and acceptable to the Administrative Agent, the Transfer Documents shall be in full force and effect and no material term or condition thereof shall have been amended, modified or waived in writing after the execution thereof, unless such amendment, modification or waiver is in form and substance satisfactory to the Administrative Agent.

(c) All conditions to the Permitted Transfer and Assumption as set forth in the Transfer Documents shall have been satisfied or waived in form and substance satisfactory to the Administrative Agent.

Section 4.3 Authorizations and Approvals. All necessary Governmental Authorities and other Persons shall have approved or consented to the Permitted Transfer and Assumption, including, without limitation, those required in connection with the continued operation of the New Borrower and its Subsidiaries, to the extent required, and such approvals shall be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened that would restrain, prevent or otherwise impose adverse conditions on this Agreement or any other Loan Document and the actions contemplated hereby and thereby.

Section 4.4 No Default. No Default shall have occurred and be continuing or would result from the Permitted Transfer and Assumption.

Section 4.5 Representations and Warranties. The representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document shall be true and correct before and after giving effect to the Permitted Transfer and Assumption on and as of the Effective Date, as if made on as and as of such date, other than representations and warranties which relate to a specific date, which shall be correct as of such date.

Section 4.6 No Material Adverse Effect. Since December 31, 2005, there has been no material adverse change in the condition (financial or otherwise), results of operations, assets, properties or business of the Existing Borrower and its Subsidiaries, taken as a whole.

Section 4.7 Additional Information. The Administrative Agent shall have received such additional information which the Administrative Agent shall have reasonably requested, and such information shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each Loan Party (other than the Released Guarantors) jointly and severally represents and warrants as follows:

(a) the representations and warranties contained in Article IV of the Credit Agreement and in each other Loan Document are true and correct on and as of the Effective Date, as if made on and as of such date, other than representations and warranties which relate to a specific date, which are correct as of such date; and

(b) no Default of Event of Default has occurred and is continuing.

ARTICLE VI.

MISCELLANEOUS

Section 6.1 Reaffirmation of Guaranty and Liens.

(a) Each Guarantor (other than the Released Guarantors) (i) is party to the Credit Agreement, guaranteeing payment of the Obligations, (ii) has reviewed this Agreement and related documents, and (iii) waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Existing Borrower, the New Borrower or any other guarantor of the Obligations, and agrees that according to its terms Article VIII of the Credit Agreement will continue in full force and effect to guaranty the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and such other amounts in accordance with the terms of the Credit Agreement.

(b) Each Loan Party (other than the Released Guarantors) (i) is a party to certain Security Documents securing and supporting the Obligations, (ii) has reviewed this Agreement and related documents, and (iii) waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of the Existing Borrower, the New Borrower or any other guarantor of the Obligations, and agrees that according to their terms the Security Documents to which they are party will continue in full force and effect to secure the Obligations under the Loan Documents, as the same may be amended, supplemented, or otherwise modified, and (iv) acknowledges, represents, and warrants that the Liens and security interests created by the Security Documents are valid and subsisting and create a first priority perfected security interest subject to Permitted Liens.

(c) The delivery of this Agreement does not indicate or establish a requirement that any Loan Document requires any Guarantor’s approval of amendments to the Loan Documents, but has been furnished to the Administrative Agent and the Lenders as a courtesy at the Administrative Agent’s request.

Section 6.2 Effect on Loan Documents; Acknowledgments.

(a) Each Loan Party acknowledges that on the Effective Date all Obligations are and shall be payable without defense, offset, counterclaim or recoupment.

(b) The Administrative Agent, the Issuing Bank, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Except as expressly set forth herein, nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent, the Issuing Bank or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent, any Issuing Bank or any Lender to collect the full amounts owing to them under the Loan Documents.

(c) Each Loan Party, the Administrative Agent, the Issuing Bank, and the Lenders does hereby adopt, ratify, and confirm each of the Loan Documents, as amended hereby, and acknowledges and agrees that each of the Loan Documents, as amended hereby, is and remains in full force and effect, and each Loan Party acknowledges and agrees that its liabilities under the Credit Agreement are not impaired in any respect by this Agreement or the consent granted hereunder.

(d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement. This Agreement and each of the other documents executed in connection herewith is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6.3 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 6.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 6.5 Severability. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 6.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the applicable laws of the United States of America.

Section 6.7 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature Pages Follow]

EXECUTED as of the date first above written.

EXISTING BORROWER:

DIAMONDBACK ENERGY SERVICES LLC

By:	/s/ Cale M. Coulter
Name:	Cale M. Coulter
Title:	CFO

GUARANTORS:

DIAMONDBACK-QUANTUM LLC
DIAMONDBACK PUMPING SERVICE LLC
DIAMONDBACK-PIONEER LLC
DIAMONDBACK-PST LLC
DIAMONDBACK-WELL SERVICE LLC
DIAMONDBACK-TOTAL SERVICES LLC
DIAMONDBACK-CEMENTING SERVICES LLC
PACKERS & SERVICE TOOLS, INC.
SOONER TRUCKING & OILFIELD SERVICES, INC.
DIAMONDBACK-DISPOSAL LLC
DIAMONDBACK-TOTAL OKLAHOMA LLC

By:	/s/ Cale M. Coulter
Name:	Cale M. Coulter
Title:	CFO

Omnibus Amendment and Consent

DIAMONDBACK PUMPING SERVICE, L.P.

By:	Diamondback Pumping GP LLC, its general partner

By:	/s/ Cale M. Coulter
Name:	Cale M. Coulter
Title:	CFO

DIAMONDBACK-TOTAL, L.P.

By:	Diamondback-Total Texas LLC, its general partner

By:	/s/ Cale M. Coulter
Name:	Cale M. Coulter
Title:	CFO

DIAMONDBACK-DISPOSAL, L.P.

By:	Diamondback-Disposal Texas LLC, its general partner

By:	/s/ Cale M. Coulter
Name:	Cale M. Coulter
Title:	CFO

Omnibus Amendment and Consent

FORTIS CAPITAL CORP., as Administrative Agent, Issuing Bank and Lender

By:	/s/ Svein Engh
Name:	Svein Engh
Title:	Managing Director

By:	/s/ Tobias Backer
Name:	Tobias Backer
Title:	Senior Vice President

Omnibus Amendment and Consent

EXHIBIT B

FORM OF BORROWING BASE REPORT

[For Month Ended                         ]

This certificate dated as of                         ,          is prepared pursuant to the Credit Agreement dated as of August 30, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among [Diamondback Holdings, LLC, a Delaware limited liability company][Diamondback Energy Services, Inc., a Delaware corporation]1 (the “Borrower”), certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Fortis Capital Corp., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The Borrower hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by each of the Loan Parties in the Credit Agreement and the other Loan Documents (other than representations and warranties that related to a specific prior date) are true and correct in all material respects as if made on this date, and (c) that as of the date hereof, the following amounts and calculations were true and correct:

A.	Eligible Accounts Receivable

	1.	Accounts of the Loan Parties		$

	2.	minus:

		(i)	Accounts that are not valid, bona fide accounts receivable and contract receivables	$

		(ii)	Accounts with respect to which the Administrative Agent does not have an Acceptable Security Interest	$

		(iii)	Accounts that are unpaid more than ninety (90) days after the date of issuance of the respective invoice	$

		(iv)	Accounts owed by a single Account Debtor and its Affiliates as of any date of determination which exceed twenty percent (20%) of all Eligible Accounts Receivable;	$

		(v)	Accounts that are owed a credit, discount, allowance or other similar adjustment by any Loan Party (but only to the extent of such credit, discount, allowance or other similar adjustment)	$

[1]	Select name of Borrower, as appropriate.

Exhibit B - Page 1

(vi)	Accounts with respect to which the account debtor is any Governmental Authority, unless Borrower has, with respect to such Accounts, complied with the Federal Assignment of Claims Act of 1940 or any applicable statute or municipal ordinance of similar purpose and effect	$

(vii)	Accounts due from an Account Debtor if such Account Debtor is in default on any other Debt owed to the Loan Parties, collectively	$

(viii)	Accounts with respect to which there is any potential offset or counterclaim or unresolved dispute with the respective Account Debtor (but only to the extent of such potential offset or counterclaim or unresolved dispute)	$

(ix)	Accounts with respect to which the Account Debtor is the subject of any bankruptcy or other insolvency proceeding	$

(x)	Accounts subject to progress billings, bill and hold sales, guarantied sales, sale or return transactions, sales on approval, consignment sales or similar arrangements	$

(xi)	Accounts with respect to which the Account Debtor is located in New Jersey, or any other state denying creditors access to its courts in the absence of a Notice of Business Activities Report or other similar filing, unless the applicable Loan Party has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year	$

(xii)	Accounts with respect to which the Account Debtor is a creditor of any Loan Party (but only as to that portion of such Account which is less than or equal to the amount owed by such Loan Party to such Person	$

(xiii)	Accounts deemed to be ineligible by the Administrative Agent in its reasonable credit judgment	$

Exhibit B - Page 2

	3.	Eligible Accounts Receivable	$

B.	Value of Acquired Tangible Assets

1.	The fair market value of the “Tangible Assets” (as defined in the Marshall Stevens Appraisal Reports) as established by the most recent Appraisal Report delivered in accordance with Section 5.14 of the Credit
		Agreement	$

	2.	Events of Loss or Asset Dispositions that have occurred since the most recent Appraisal Report was delivered	$

	3.	aggregate Acquired Tangible Asset value equals B.1 minus B.2	$

C.	Value of Purchased Post-Acquisition Equipment

	1.	The fair market value of the Purchased Post-Acquisition Equipment as established by the most recent Appraisal Report delivered in accordance with Section 5.14 of the Credit Agreement	$

	2.	Original cost of Purchased Post-Acquisition Equipment appraised in C.1	$

	3.	Original cost of Purchased Post-Acquisition Equipment not appraised in C.1	$

	4.	Events of Loss or Asset Dispositions that have occurred since the most recent Borrowing Base Report was delivered	$

	5.	aggregate Purchased Post-Acquisition Equipment value equals (a) the lesser of (C.1 and C.2) plus (b) C.3 and minus (c) C.4	$

D.	Rig Count

	1.	Current Rig Count	__________

E.	Borrowing Base

	1.	80% of Eligible Accounts Receivable (A.3)	$

	2.	If Rig Count (D.1) is greater than 1,100, the product of 50% times the sum of B.3 + C.5	$

	3.	If Rig Count (D.1) is equal to or less than 1,100, the product of 30% times the sum of B.3 + C.5	$

	4.	Borrowing Base equals E.1 + (E.2 or E.3)	$

Exhibit B - Page 3

F.	Borrowing Base Availability

	1.	Borrowing Base (E.4)	$

	2.	outstanding Revolving Advances as of the date hereof	$

	3.	outstanding Letter of Credit Exposure as of the date hereof	$

	4.	Borrowing Base Availability equals F.1 – F.2 – F.3	$

IN WITNESS WHEREOF, I have hereto signed my name to this Borrowing Base Report as of                         ,         .

[DIAMONDBACK HOLDINGS, LLC] [DIAMONDBACK ENERGY SERVICES, INC.][2]

By:
Name:
Title:

[2]	Select name of Borrower, as appropriate.

Exhibit B - Page 4

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

[For Fiscal Quarter Ended                         ]

[For Fiscal Year Ended                         ]

This certificate dated as of                         ,          is prepared pursuant to the Credit Agreement dated as of August 30, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among [Diamondback Holdings, LLC, a Delaware limited liability company][Diamondback Energy Services, Inc., a Delaware corporation]3 (the “Borrower”), certain subsidiaries of the Borrower, as guarantors, the lenders party thereto (the “Lenders”), and Fortis Capital Corp., as administrative agent for such Lenders (in such capacity, the “Administrative Agent”). Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

The Borrower hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by each of the Loan Parties in the Credit Agreement and the other Loan Documents (other than representations and warranties that relate to a specific prior date) are true and correct in all material respects as if made on this date, and (c) that as of the date hereof, the following amounts and calculations were true and correct:

1.	Section 6.15(a) – Minimum Interest Coverage Ratio

	(a) Consolidated EBITDA for the four fiscal quarter period ending on the date hereof	$

	(b) Consolidated Interest Expense for the four fiscal quarter period ending on the date hereof	$

	Interest Coverage Ratio = (a) divided by (b)	__________

	Minimum Interest Coverage Ratio permitted under Section 6.15(a) of Credit Agreement	3.00 to 1.00

	Compliance	Yes No

[3]	Select name of Borrower, as appropriate.

Exhibit C - Page 1

2.	Section 6.15(b) – Maximum Total Net Debt Leverage Ratio.

	(a) Consolidated Debt as of the date hereof	$

	(b) cash and Cash Equivalents as of the date hereof	$

	(c) Consolidated EBITDA for the four fiscal quarter period ending on the date hereof	$

	Total Net Debt Leverage Ratio = ((a) - (b)) divided by (c)	__________

Maximum Total Net Debt Leverage Ratio permitted under Section 6.15(b) of Credit Agreement :

	For fiscal quarters ending September 30, 2006 through September 30, 2007	2.50 to 1.00

	For fiscal quarters ending December 31, 2007 and thereafter	2.00 to l.00

	Compliance	Yes No

Exhibit C - Page 2

3.	Section 6.15(c) – Minimum Tangible Net Worth

	(a) Members’ Equity of the Borrower and its Subsidiaries as of the date hereof	$

	(b) Intangible Assets of the Borrower and its Subsidiaries as of the date hereof	$

	Tangible Net Worth = (a) - (b)	$

	(x) Tangible Net Worth as of December 31, 2006	$

	(y) Consolidated Net Income earned in each fiscal quarter ending after December 31, 2006 (with no deduction for a net loss in any such fiscal quarter)	$

	(z) Net Issuance Proceeds	$

Minimum Tangible Net Worth permitted under Section 6.15(c) of Credit Agreement =

	(85% of (x)) plus (50% of (y)) plus (100% of (z))	$

	Compliance	Yes No

4.	Section 6.15(d) – Minimum Consolidated EBITDA

	(a) Consolidated EBITDA for the fiscal quarter ending on the date hereof	$

Minimum Consolidated EBITDA permitted under Section 6.15(d) of Credit Agreement:

	For the fiscal quarter ending September 30, 2006	$9,000,000

	For the fiscal quarter ending December 31, 2006	$12,500,000

	For the fiscal quarter ending March 31, 2007	$12,000,000

	For fiscal quarters ending June 30, 2007 and thereafter	$15,000,000

	Compliance	Yes No

Exhibit C - Page 3

IN WITNESS WHEREOF, I have hereto signed my name to this Compliance Certificate as of                         ,         .

[DIAMONDBACK HOLDINGS, LLC] [DIAMONDBACK ENERGY SERVICES, INC.][4]

By:
Name:
Title:

[4]	Select name of Borrower, as appropriate.

Exhibit C - Page 4